Exhibit 32.1




                  Certification of Principal Executive Officer
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


I, Peter P. Gombrich, Chief Executive Officer (principal executive officer) of Molecular Diagnostics, Inc. (the "Registrant"), certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2003 of the Registrant (the "Report"), that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly represents, in all material aspects, the financial condition and results of operations of the Registrant.

Date:  November 20, 2003

                                                 /s/  Peter P. Gombrich
                                                 -----------------------------
                                                 Peter P. Gombrich


NOTE: A signed original of this written statement required by Section 906 has been provided to Molecular Diagnostics, Inc. and will be retained by Molecular Diagnostics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by law, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.